UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 9, 2009

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada		89120
(Address of Principal Executive Offices)		(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 9, 2009, the Board of Directors of LiveDeal, Inc. approved a restructuring plan that includes a reduction in force that resulted in the termination of approximately 13% of the Company’s workforce.  The Company expects to substantially complete the reduction in force by July 31, 2009.  The Company is taking these actions in order to reduce costs and improve its cost structure in the current operating environment and in light of changes in its strategic focus.

The Company anticipates incurring charges of $325,000 to $340,000, of which, $260,000 to $300,000 would be for one−time employee termination benefits.  Substantially all of these charges will be expensed in the third quarter of fiscal 2009 (ending June 30, 2009).  The Company estimates that substantially all of these charges will result in future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: June 12, 2009	/s/ Rajeev Seshadri
Rajeev Seshadri
Chief Financial Officer